EX-FILING FEES

Calculation of Filing Fee Tables

FORM F-10
(Form Type)

CYBIN INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(3)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Shares, Warrants, Units, Debt Securities Subscription Receipts	Rule 457(o)	$24,855,731	(2)	(1)	$24,855,731	(2)	$0.0001102	$2,740	(2)

Fees Previously Paid	Unallocated (Universal) Shelf	Common Shares, Warrants, Units, Debt Securities Subscription Receipts	Rule 457(o)	$94,006,167		(1)	$94,006,167		$0.0001102	$10,359
	Total Offering Amounts						$118,861,898			$13,099
	Total Fees Previously Paid									$7,297
	Total Fee Offsets									$1,399
	Net Fee Due									$4,403

(1) There are being registered under this Registration Statement such indeterminate number of common shares, warrants, units, debt securities and subscription receipts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $118,861,898 (converted from CAD$160,000,000 at an exchange rate of CAD$1.00 = $1.3461, which was the daily average exchange rate reported by the Bank of Canada on August 14, 2023). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2) The Registrant previously paid $7,297 in registration fees (which included a $3,062 fee offset as described in Table 2 in Exhibit 107 of the Form F-10 filed June 16, 2023) in connection with the initial filing of this Registration Statement, which had an aggregate initial offering amount of $94,006,167 (converted from CAD$125,000,000 at an Exchange Rate of CAD$1.00 = $1.3297, which was the daily average exchange rate reported by the Bank of Canada on June 14, 2023). Pursuant to this Amendment No. 1 to the Registration Statement, the Registrant has increased the aggregate offering amount by CAD$35,000,000, or $24,855,731. Accordingly, the Registrant is paying an additional $2,740 in registration fees in connection with filing this Amendment No. 1 to the Registration Statement.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	Cybin Inc.	F-10	333-259994(3)	10/01/2021		$1,399	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$15,089,589
Fees Offset Sources	Cybin Inc.	F-10	333-259994(3)		10/01/2021						$1,399

(4) The Registrant previously paid $9,154.13 in registration fees with respect to the Registration Statement on Form F-10 (333-259994) on October 1, 2021 (the "Prior Registration Statement"), of which (i) $3,245 was utilized in connection with the Registrant's prospectus supplement filed August 8, 2022 to the Prior Registration Statement pursuant to which the Registrant offered common shares having an aggregate offering price of up to $35,000,000, (ii) $2,846 was utilized in connection with the Registrant's prospectus supplement filed May 31, 2023 to the Prior Registration Statement pursuant to which the Registrant (A) offered common shares having an aggregate offering price of up to $30,000,000 and (B) issued 2,538,844 common shares, the filing fee associated with such common shares was calculated in accordance with Rule 457(c) using the high and low sale prices of the common shares on the NYSE American Exchange on May 25, 2023, which is a date within five business days of filing such prospectus supplement, (iii) $765 was utilized in connection with the Registrant's prospectus supplement filed August 2, 2023 to the Prior Registration Statement pursuant to which the Registrant offered units having an aggregate offering price of $8,250,000 (the "Unit Offering") and (iv) $900 was utilized in connection with the Registrant's prospectus supplement filed August 4, 2023 to the Prior Registration Statement pursuant to which the Registrant registered 24,264,706 common shares issuable upon the exercise of 24,264,706 common share purchase warrants (the "Warrants") issued pursuant to the Unit Offering at an exercise price of $0.40 per Warrant (the "Exercise Price"), the filing fee associated with such common shares was calculated in accordance with Rule 457(g) using the Exercise Price. Therefore, $1,399 of the previously paid fees attributable to $15,089,589 of unsold securities that were previously registered under the Prior Registration Statement may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.